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                                                                   Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lancaster Colony Corporation on Form S-8 of our reports dated August 29, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP
Columbus, Ohio

February 27, 1996